As filed with the Securities and Exchange Commission on April 30, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MICROTUNE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-2883117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2201 10th Street

Plano, Texas 75074

(Address of principal executive offices)

MICROTUNE, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

James A. Fontaine

Chief Executive Officer

Microtune, Inc.

2201 10th Street

Plano, Texas 75074

(Name and address of agent for service)

(972) 673-1600

(Telephone number, including area code, of agent for service)

Copy to:

Phillip D. Peterson, Esq. General Counsel Microtune, Inc. 2201 10th Street Plano, Texas 75074 (972) 673-1600	Warren S. de Wied, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 1301 Avenue of the Americas, 40th Floor New York, NY 10019 (212) 999-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.001 par value per share, to be issued pursuant to the Microtune, Inc. 2010 Employee Stock Purchase Plan	1,000,000 shares	$2.87	$2,870,000.00	$204.64

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Microtune, Inc. 2010 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction with respect to these shares.
(2)	Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on April 26, 2010, which amount was $2.87 per share.
(3)	Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering price by 0.00007130.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Microtune, Inc., a Delaware corporation (the “Registrant”), relating to 1,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Microtune, Inc. 2010 Employee Stock Purchase Plan (the “ESPP”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in the prospectus for the ESPP, which is not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Commission on February 16, 2010.

(b)(1) The Registrant’s Current Report on Form 8-K filed with the Commission on February 11, 2010.

(b)(2) The Registrant’s Current Report on Form 8-K filed with the Commission on February 19, 2010.

(b)(3) The Registrant’s Current Report on Form 8-K filed with the Commission on March 10, 2010.

(b)(4) The Registrant’s Current Report on Form 8-K filed with the Commission on March 17, 2010.

(b)(5) The Registrant’s Current Report on Form 8-K filed with the Commission on March 24, 2010.

(b)(6) The Registrant’s Current Report on Form 8-K filed with the Commission on April 29, 2010.

(c)(1) The description of the Common Stock as set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 14, 2000, as such description may be amended from time to time.

(c)(2) The description of the Registrant’s preferred stock purchase rights as set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 18, 2002, as such description may be amended from time to time.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant’s Bylaws and Certificate of Incorporation provide for indemnification of the Registrant’s directors and officers to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The Registrant has entered into indemnification agreements with certain of its directors and officers. These agreements, among other things, indemnify such persons for certain expenses (including attorneys’ fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by directors and officers; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on April 30, 2010.

MICROTUNE, INC.

By:	/S/ JAMES A. FONTAINE
James A. Fontaine
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Phillip D. Peterson and Justin M. Chapman, and each of them, with full power to act alone without the other, his true and lawful attorneys-in-fact, with full power of substitution, for him in his name, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 30, 2010.

Signature	Title	Date

/S/ JAMES A. FONTAINE James A. Fontaine	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2010

/S/ JUSTIN M. CHAPMAN Justin M. Chapman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2010

/S/ WALTER S. CICIORA Walter S. Ciciora	Director	April 30, 2010

/S/ JAMES H. CLARDY James H. Clardy	Director	April 30, 2010

/S/ STEVEN CRADDOCK Steven Craddock	Director	April 30, 2010

/S/ ANTHONY J. LEVECCHIO Anthony J. LeVecchio	Director	April 30, 2010

/S/ BERNARD T. MARREN Bernard T. Marren	Director	April 30, 2010

/S/ MICHAEL T. SCHUEPPERT Michael T. Schueppert	Director	April 30, 2010

/S/ WILLIAM P. TAI William P. Tai	Director	April 30, 2010

/S/ A. TRAVIS WHITE A. Travis White	Director	April 30, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement).